UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2013 (February 15, 2013)

HD SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-159809	75-2007383
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

3100 Cumberland Boulevard Suite 1480, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 852-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 15, 2013, HD Supply, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to its $1,000,000,000 term loan facility (as amended, the “Credit Agreement”), dated as of April 12, 2012, by and among the Company, Bank of America, N.A., as administrative agent and collateral agent, and the other lenders and financial institutions from time to time party thereto.  Borrowings under the Credit Agreement bear interest at a rate per annum equal to an applicable margin plus, at the Company’s option, either LIBOR (subject to a 1.25% floor) or the base rate.  The Amendment reduced the applicable margin for borrowings under the Credit Agreement from 6.0% for LIBOR borrowings and 5.0% for base rate borrowings to 3.25% for LIBOR borrowings and 2.25% for base rate borrowings.  The Amendment also replaced the hard call provision applicable to optional prepayment of term loans thereunder with a soft call option.  The soft call option provides for a premium equal to 1.0% of the aggregate principal amount of term loans being prepaid if, on or prior to August 15, 2013, the Company enters into certain repricing transactions.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2013	HD Supply, Inc.

	By:	/s/ Ricardo Nunez
Ricardo Nunez
Senior Vice President, General Counsel and Corporate Secretary